Exhibit 10.4

Execution Version

Reference is made to the Intercreditor Agreement described below. Each Secured Party, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Secured Party.

Notwithstanding any other provision contained herein, this Pledge Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Pledge Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

SECOND LIEN PLEDGE AGREEMENT
and irrevocable proxy

This SECOND LIEN PLEDGE AGREEMENT AND IRREVOCABLE PROXY, dated as of March 12, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Pledge Agreement”), is made by Energy XXI USA, Inc., a Delaware corporation (the “Pledgor”), in favor of U.S. Bank National Association, in its capacity as Collateral Trustee (as defined in the Indenture hereinafter described) for the benefit of the Secured Parties (as defined below).

WITNESSETH :

A.         Energy XXI Gulf Coast, Inc., a Delaware corporation (including its successors, the “Company”), will issue its 11.000% Senior Secured Second Lien Notes due 2020 in an initial aggregate principal amount of $1,450,000,000, pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) by and among the Company, Energy XXI Ltd, Energy XXI USA, Inc., a Delaware corporation (“Intermediate Holdco”), the Subsidiary Guarantors party thereto from time to time and U.S. Bank National Association, as the Trustee (as defined therein).

B.        The Pledgor owns 100% of the outstanding Capital Securities of the Company and the Indenture requires the Pledgor to enter into this Pledge Agreement and grant to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in the Collateral (as hereinafter defined).

C.        In connection with the Indenture, the Company, the Subsidiary Guarantors (as defined in the Indenture), the Pledgor, the Trustee and the Collateral Trustee are entering into that certain Collateral Trust Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Collateral Trust Agreement”), which sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any property of the Company, any Subsidiary Guarantor or the Pledgor at any time held by the Collateral Trustee, in trust for the benefit of the current and future holders of the Parity Lien Obligations (as defined in the Indenture), including the Secured Parties.

Energy XXI USA, Inc. Second Lien Pledge Agreement and Irrevocable Proxy

D.        Certain Priority Lien Obligations and Junior Lien Obligations (each, as defined in the Indenture) may be outstanding from time to time and, as such, to set forth the relative rights of the holders of the Priority Lien Obligations, the holders of the Junior Lien Obligations and the holders of the Parity Lien Obligations (including the Secured Parties), The Royal Bank of Scotland plc, as the Priority Lien Collateral Agent (as defined in the Indenture), and the Collateral Trustee are entering into that certain Intercreditor Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”).

E.        The board of directors of the Pledgor has determined that the Pledgor’s execution, delivery and performance of this Pledge Agreement may reasonably be expected to provide substantial benefit to the Pledgor, directly or indirectly, and are in the best interests of the Pledgor.

F.        The Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.   Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital (including all capital stock, partnership, membership or other equity interests in such Person), whether or not certificated.

“Collateral” is defined in Section 2.1.

“Collateral Trust Agreement” is defined in the recitals.

“Company” is defined in the recitals.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Collateral Trustee, that provides for the Collateral Trustee to have “control” (as defined in the UCC) over certain Collateral.

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“Distributions” means all cash, cash dividends, stock dividends, other distributions, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions or payments (whether similar or dissimilar to the foregoing) on or with respect to, or on account of, any Pledged Share or Pledged Interest or other rights or interests constituting Collateral.

“Indenture” is defined in the recitals.

“Intercreditor Agreement” is defined in the recitals.

“Obligor” means the Company and each Guarantor.

“Organic Document” means, relative to any Person, its certificate or articles of incorporation, articles and memorandum of association, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and similar or comparable agreement or certificate, and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Person’s Capital Securities.

“Pledge Agreement” is defined in the preamble.

“Pledged Interests” means all Capital Securities or other ownership interests of the Company; all registrations, certificates, articles, bylaws, regulations, limited liability company agreements or constitutive agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests, as such interests are amended, modified, or supplemented from time to time, and together with any interests in the Company taken in extension or renewal thereof or substitution therefor.

“Pledged Property” means all Pledged Interests, Pledged Shares, all assignments of any amounts due or to become due with respect to the Pledged Interests or the Pledged Shares, all other instruments which are required to be delivered by the Pledgor to the Collateral Trustee under this Pledge Agreement or any other Note Document, and all proceeds of any of the foregoing.

“Pledged Shares” means all certificates evidencing any Pledged Interests.

“Pledgor” is defined in the preamble.

“second priority” means Liens that (a) may be junior in priority to the Liens securing Priority Lien Obligations, to the extent permitted to be incurred or to exist under the Intercreditor Agreement, and (b) are senior in priority to the Liens securing Junior Lien Obligations, to the extent permitted to be incurred or to exist under the Intercreditor Agreement.

“Secured Obligations” is defined in Section 2.2.

“Secured Parties” means the Trustee, the Collateral Trustee, the Holders and each other holder of any Secured Obligation.

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“Securities Act” is defined in Section 6.2(a).

“Termination Date” means the earliest to occur of (a) the satisfaction and discharge of the Indenture pursuant to Article 10 thereof, (b) Legal Defeasance pursuant to Article 8 of the Indenture, (c) Covenant Defeasance pursuant to Article 8 of the Indenture, and (d) the date on which all outstanding Secured Obligations have been indefeasibly paid in full in cash and discharged.

“UCC” means the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended from time to time.

SECTION 1.2. Indenture Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Indenture.

SECTION 1.3. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

ARTICLE II
SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Trustee, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Collateral Trustee, for its benefit and the ratable benefit of each of the other Secured Parties, a continuing security interest in, all of the following property (collectively, the “Collateral”):

(a)     the Pledged Shares;

(b)     the Pledged Interests;

(c)     all other Pledged Property;

(d)     all Distributions, interest, and other payments and rights with respect to any Pledged Property; and

(e)     all proceeds of any of the foregoing.

SECTION 2.2. Security for Obligations. This Pledge Agreement and the Collateral secure the prompt and indefeasible payment in full and performance of all Notes Obligations now or hereafter existing under this Pledge Agreement, the Indenture or any other Note Document, whether for principal, interest, costs, fees, expenses or otherwise, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, or now or hereafter existing under this Pledge Agreement and each other Note Document (as used herein, the “Secured Obligations”).

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SECTION 2.3.    Delivery of Pledged Property.

(a)       All certificates or instruments representing or evidencing any Collateral, if any, including all Pledged Shares, shall be delivered to and held by or on behalf of the Collateral Trustee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

(b)       To the extent any of the Collateral constitutes an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) or a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC), the Pledgor shall take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all actions necessary to grant “control” (as defined in 8-106 of the UCC) to the Collateral Trustee over such Collateral.

SECTION 2.4.   Distributions on Pledged Shares. In the event that any Distribution with respect to any Pledged Shares or Pledged Interests pledged hereunder is permitted to be paid (in accordance with the Indenture), such Distribution or payment may be paid directly to the Pledgor. If any Distribution is made in contravention of the Indenture, the Pledgor shall hold the same segregated and in trust for the Collateral Trustee until paid to the Collateral Trustee in accordance with Section 4.4.

SECTION 2.5.   Continuing Security Interest; Transfer of Notes; Reinstatement.

(a)       This Pledge Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Termination Date, (ii) be binding upon the Pledgor and its successors, transferees and assigns, and (iii) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and each other Secured Party and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, any Holder may assign or otherwise transfer (in whole or in part) any Note held by it as provided in the Indenture and any successor or assignee thereof shall thereupon become vested with all the rights and benefits in respect thereof granted to such Holder under each Note Document (including this Pledge Agreement) to the extent contemplated by the Indenture. Upon the Termination Date, (i) the security interest granted herein shall automatically terminate and all rights to the Collateral shall revert to the Pledgor and (ii) the Collateral Trustee will, at the Pledgor’s sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and Pledged Interests, together with all other Collateral held by the Collateral Trustee hereunder, and execute and deliver to the Pledgor such documents as such Grantor shall reasonably request to evidence such termination.

(b)       If at any time all or any part of any payment theretofore applied by the Collateral Trustee or any Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Collateral Trustee or any such Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, reorganization or other similar proceeding of the Pledgor or any other Person), such Secured Obligations shall, for purposes of this Pledge Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be in existence, notwithstanding any application by the Collateral Trustee or such Secured Party or any termination agreement or release provided to the Pledgor, and this Pledge Agreement shall continue to be effective or reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Collateral Trustee or such Secured Party had not been made. This Section 2.5(b) shall survive the Termination Date.

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SECTION 2.6.   Security Interest Absolute, etc. This Pledge Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of a security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Collateral Trustee (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Pledgor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Note Document, (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against the Pledgor or any other Obligor or any other Person under the provisions of any Note Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations, (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations, (d) any reduction, limitation, impairment or termination of any Secured Obligations (except in the case of the occurrence of the Termination Date) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise, (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Note Document, (f) any addition, exchange or release of any Collateral for the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations, or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Pledgor or any other Obligor, any surety or any guarantor.

SECTION 2.7.   Election of Remedies. Except as otherwise provided in the Indenture, if any Secured Party may, under applicable law, proceed to realize its benefits under any of this Pledge Agreement or the other Security Documents, either by judicial foreclosure or by non-judicial sale or enforcement, such Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Pledge Agreement. If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Obligor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, the Pledgor hereby consents to such action by such Secured Party and waives any claim based upon such action, even if such action by such Secured Party shall result in a full or partial loss of any rights of subrogation that the Pledgor might otherwise have had but for such action by such Secured Party.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Pledgor hereby represents and warrants to the Collateral Trustee and each other Secured Party, as at the date hereof, as follows.

SECTION 3.1.  Reserved.

SECTION 3.2.   Non-Contravention.   The execution, delivery and performance by the Pledgor of this Pledge Agreement do not contravene the Pledgor’s Organic Documents.

SECTION 3.3.   Government Approval, Regulation, etc. Except for filings to perfect and maintain the perfection of the Liens arising pursuant to the Security Documents, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person (other than those that have been, or on the date hereof will be, duly obtained or made and that are, or on the date hereof will be, in full force and effect) is required for (a) the consummation of the transactions contemplated hereby or the due execution, delivery or performance by the Pledgor of this Pledge Agreement, (b) for the grant by the Pledgor of the security interest granted hereby, (c) for the perfection or maintenance of the security interests hereunder, including the second priority nature of such security interest, or the exercise by the Collateral Trustee of its rights and remedies hereunder, or (d) for the exercise by the Collateral Trustee of the rights of control, possession, voting or other rights provided for in this Pledge Agreement (subject to the Intercreditor Agreement), except (i) with respect to any Pledged Shares or Pledged Interests, as may be required in connection with a disposition of such Pledged Shares or Pledged Interests by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

SECTION 3.4.   Validity, etc. This Pledge Agreement and the other Note Documents to which the Pledgor is a party constitute the legal, valid and binding obligations of the Pledgor, enforceable against the Pledgor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3.5.   Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and defensible title to (and has full right and authority to pledge, grant and assign) the Collateral, free and clear of all Liens and options, except for any Lien granted to secure Secured Debt in accordance with the Intercreditor Agreement, the Indenture and the other Note Documents.

SECTION 3.6.   Valid Security Interest. The execution and delivery of this Pledge Agreement and the delivery of any Collateral to the Collateral Trustee hereunder is effective to create a valid, perfected, second priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations.

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SECTION 3.7.   As to the Collateral.

(a)       With respect to the Pledged Shares, all such Pledged Shares are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate.

(b)       With respect to the Pledged Interests, no such Pledged Interests (i) are dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide that such Pledged Interests are securities governed by Article 8 of the UCC, or (iii) are held in a Securities Account, except, with respect to this clause (b), Pledged Interests (A) for which the Collateral Trustee is the registered owner or (B) with respect to which the Company has agreed in an authenticated record with the Pledgor and the Collateral Trustee to comply with any instructions of the Collateral Trustee without the consent of the Pledgor.

(c)       The Pledgor has delivered all Certificated Securities constituting Collateral held by the Pledgor on the date hereof to the Collateral Trustee, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Trustee.

(d)       With respect to any Uncertificated Securities constituting Collateral owned by the Pledgor, the Pledgor has caused the Company either (i) to register the Collateral Trustee as the registered owner of such security, or (ii) to agree in an authenticated record with the Pledgor and the Collateral Trustee that the Company will comply with instructions with respect to such security originated by the Collateral Trustee without further consent of the Pledgor.

(e)       All of the Pledged Shares and Pledged Interests constitute one hundred percent (100%) of the outstanding Capital Securities issued by the Company (which is further described on Schedule I).

SECTION 3.8.   Location of Pledgor and Records; Name; State of Incorporation; Etc. The Pledgor’s chief executive office and principal place of business and the office where the records concerning the Collateral are kept is located at the address set forth on Schedule II attached hereto, or such other address as the Collateral Trustee has received 15 days’ prior written notice. The true legal name of the Pledgor as registered in the jurisdiction in which the Pledgor is organized, formed or incorporated, state of incorporation or organization, and organizational identification number as designated by the state of its incorporation or organization are as set forth on Schedule II attached hereto, and the Pledgor is not now known by any trade name. The Pledgor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Pledgor been the subject of any merger or other corporate reorganization.

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ARTICLE IV
COVENANTS

The Pledgor covenants and agrees that, until the Termination Date, it will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1.   Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign (by operation of law or otherwise), transfer, pledge, encumber in any other manner or otherwise dispose of the Collateral (except as permitted by the Indenture). The Pledgor shall warrant and defend the right and title herein granted unto the Collateral Trustee in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Trustee may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Pledgor shall not enter into any amendment or supplement to, or modification or waiver of, any term or provision of any Organic Document of the Pledgor or the Company, which could reasonably be expected to be materially adverse to the interests of the Collateral Trustee and the other Secured Parties. The Pledgor shall provide, or cause the Company to provide, the Collateral Trustee with a copy of any amendment or supplement to, or modification or waiver of, any term or provision of any of Organic Document of the Company. The Pledgor agrees that, upon the acquisition after the date hereof by the Pledgor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to take such actions with respect to such Collateral or any part thereof as required by the Note Documents.

SECTION 4.2.   Instruments of Transfer, etc. The Pledgor agrees that all Pledged Shares (and all other certificated shares of Capital Securities constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly endorsed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Trustee. The Pledgor will, from time to time upon the request of the Collateral Trustee, promptly deliver to the Collateral Trustee such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Collateral Trustee, with respect to the Collateral as the Collateral Trustee may reasonably request and will, from time to time upon the request of the Collateral Trustee after the occurrence of any Default, promptly transfer any Pledged Shares, Pledged Interests or other shares of Capital Securities constituting Collateral into the name of any nominee designated by the Collateral Trustee, but subject to the Intercreditor Agreement.

SECTION 4.3.   Continuous Pledge. The Pledgor shall, at all times, keep pledged to the Collateral Trustee pursuant hereto, on a second priority, perfected basis, all Pledged Shares, all Pledged Interests all other Pledged Property constituting Collateral, and all other Collateral and rights from time to time received by or distributable to the Pledgor in respect of any Collateral. The Pledgor agrees that it will, promptly (but in any event no later than seven Business Days) following receipt thereof, deliver to the Collateral Trustee possession of all originals of Pledged Interests, Pledged Shares and any other Pledged Property that it acquires following the date hereof and shall deliver to the Collateral Trustee a supplement to Schedule I identifying any such new Pledged Interests, Pledged Shares or other Pledged Property.

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SECTION 4.4.   Voting Rights; Distributions, etc. The Pledgor agrees:

(a)       that promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Collateral Trustee and without any request therefor by the Collateral Trustee, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Collateral Trustee) to the Collateral Trustee, subject to the Intercreditor Agreement, all Distributions with respect to the Collateral and all Proceeds of the Collateral, all of which shall be held by the Collateral Trustee as additional Collateral;

(b)       that, with respect to Collateral consisting of general partner interests, limited partner interests or limited liability company interests, promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Collateral Trustee and of the Collateral Trustee’s intention to exercise its voting power under Section 4.4(c) the Pledgor shall modify the applicable Organic Documents to admit the Collateral Trustee as a general partner, limited partner or member, as applicable; and

(c)       if an Event of Default shall have occurred and be continuing and the Collateral Trustee has notified the Pledgor of the Collateral Trustee’s intention to exercise its voting power under this Section 4.4(c),

(i)       the Collateral Trustee may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares, or other Capital Securities constituting Collateral and THE PLEDGOR HEREBY GRANTS THE COLLATERAL TRUSTEE AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL THE TERMINATION DATE) EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED SHARES, PLEDGED INTERESTS AND SUCH OTHER COLLATERAL; AND

(ii)       promptly to deliver to the Collateral Trustee such additional proxies and other documents as may be necessary to allow the Collateral Trustee to exercise such voting power.

All Distributions, interest, principal, cash payments and Proceeds that may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Collateral Trustee, shall, until delivery to the Collateral Trustee, be held by the Pledgor separate and apart from its other property in trust for the Collateral Trustee. The Collateral Trustee agrees that unless a Default shall have occurred and be continuing and the Collateral Trustee shall have given the notice referred to in Section 4.4(c), the Pledgor shall have the exclusive voting power, and is granted a proxy, with respect to any Capital Securities (including any of the Pledged Shares) constituting Collateral. The Collateral Trustee shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise that voting power with respect to any such Capital Securities (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would violate any provision of the Indenture or any other Note Document (including this Pledge Agreement).

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SECTION 4.5.   Disposition of Collateral; Issuance of Additional Stock or Equity Interests; Etc. The Pledgor shall not allow or permit the Company:

(a)       to the extent it is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities, unless the Pledgor causes the Company to either (i) register the Collateral Trustee as the registered owner thereof on the books and records of the Company, or (ii) execute a Control Agreement relating to such Uncertificated Securities pursuant to which the Company agrees to comply with the Collateral Trustee’s instructions with respect to such Uncertificated Securities without further consent by the Pledgor;

(b)       to the extent it is a partnership or limited liability company, to (i) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organic Documents that its Capital Securities are securities governed by Article 8 of the UCC, or (iii) place the Company’s Capital Securities in a Securities Account, unless such Person promptly takes the actions set forth in clause (a)(i) or (ii) above with respect to any such Capital Securities, and

(c)       to issue Capital Securities in addition to or in substitution for the Pledged Property or any other Capital Securities pledged hereunder, except for additional Capital Securities issued to the Pledgor; provided that (i) such Capital Securities is immediately pledged and delivered to the Collateral Trustee, and (ii) Pledgor delivers a supplement to Schedule I to the Collateral Trustee identifying such new Capital Securities as Pledged Property, in each case pursuant to the terms of this Pledge Agreement.

The Pledgor shall not permit the Company to issue any warrants, options, contracts or other commitments or other securities that are convertible to any of the foregoing or that entitle any Person to purchase any of the foregoing, and except for this Pledge Agreement or any agreement in respect of Secured Debt compliant with the Intercreditor Agreement, shall not, and shall not permit the Company to, enter into any agreement creating any restriction or condition upon the transfer, voting or control of any Pledged Property.

SECTION 4.6.   Reserved.

SECTION 4.7.   State of Incorporation, Formation or Organization, etc. The Pledgor shall not change its state of incorporation, formation or organization or its name, identity, organizational identification number or corporate structure unless the Pledgor shall have (a) given the Collateral Trustee at least fifteen (15) days’ prior notice of such change and (b) taken all actions necessary or as requested by the Collateral Trustee to ensure that the Liens on the Collateral granted in favor of the Collateral Trustee for the benefit of the Secured Parties remain perfected, second priority Liens.

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SECTION 4.8.   Filings. To the fullest extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Trustee (a) to file any and all Uniform Commercial Code financing statements with respect to the Collateral describing the collateral as “all equity interests” or words of similar import, and (b) to file any and all Uniform Commercial Code financing statements, and continuations thereof and amendments thereto, and other similar documents necessary or desirable in the opinion of the Collateral Trustee to perfect or maintain the perfection of the Collateral Trustee’s or any Secured Party’s security interest in the Collateral or any portion thereof, in each of the foregoing cases, without the signature and without further authorization of the Pledgor. The authorization contained in this Section 4.8 shall be irrevocable and continuing until the Termination Date. The Pledgor agrees that a carbon, photographic or other reproduction of this Pledge Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law.

ARTICLE V
THE COLLATERAL TRUSTEE

SECTION 5.1.   Collateral Trustee Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Collateral Trustee its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Trustee’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument, subject to the Intercreditor Agreement, which the Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above, (c) to file any claims or take any action or institute any proceedings which the Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral, and (d) to perform the affirmative obligations of the Pledgor hereunder. THE PLEDGOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 5.1 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL THE TERMINATION DATE.

SECTION 5.2.   Collateral Trustee May Perform. The powers conferred on the Collateral Trustee hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Collateral Trustee has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

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SECTION 5.3.   Collateral Trustee Has No Duty.

(a)       The powers conferred on the Collateral Trustee hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Collateral Trustee has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(b)       Anything contained herein to the contrary notwithstanding, the Collateral Trustee may from time to time, when the Collateral Trustee deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Trustee hereunder with respect to all or any part of the Collateral (and shall notify the Pledgor and the Priority Lien Collateral Agent; provided, that the failure to so notify the Pledgor and/or the Priority Lien Collateral Agent shall not affect the provisions of this Section 5.3(b)). In the event that the Collateral Trustee so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Pledgor hereunder shall be deemed for purposes of this Pledge Agreement to have been made to such Subagent, in addition to the Collateral Trustee, for the ratable benefit of the Secured Parties, as security for the Secured Obligations, (ii) such Subagent shall automatically be vested, in addition to the Collateral Trustee, with all rights, powers, privileges, interests, obligations and remedies of the Collateral Trustee hereunder with respect to such Collateral, and (iii) the term “Collateral Trustee,” when used herein in relation to any rights, powers, privileges, interests, obligations and remedies of the Collateral Trustee with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Trustee.

SECTION 5.4.   Reasonable Care. The Collateral Trustee is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral (a) if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own personal property, or (b) if the Collateral Trustee takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of an Event of Default; provided, further that failure of the Collateral Trustee to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

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SECTION 5.5.   Collateral Trust Agreement Controls. Subject to Section 7.11, in the event of any conflict or inconsistency between the provisions of the Collateral Trust Agreement and this Article V, the provisions of the Collateral Trust Agreement shall control.

ARTICLE VI
REMEDIES

SECTION 6.1.   Certain Remedies. Subject to the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:

(a)       The Collateral Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) take possession of any Collateral not already in its possession without demand and without legal process and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, and upon such other terms as the Collateral Trustee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to the Pledgor of the time and place of any public sale or the time of any private sale is to be made shall constitute reasonable notification; provided, however, that with respect to Collateral that is of a type customarily sold on a recognized market, no notice of sale or disposition need be given. For purposes of this Article VI, notice of any intended sale or disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or email, and shall be deemed to have been “sent” upon deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon electronic submission through telephonic or internet services, as applicable. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)       The Collateral Trustee may do any or all of the following: (i) transfer all or any part of the Collateral into the name of the Collateral Trustee or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Trustee of any amount due or to become due thereunder, (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (iv) endorse any checks, drafts, or other writings in the Pledgor’s name to allow collection of the Collateral, (v) take control of any Proceeds of the Collateral, and (vi) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

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SECTION 6.2.   Securities Laws. If the Collateral Trustee shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Collateral Trustee, the Pledgor will, at its own expense:

(a)       execute and deliver, and cause the Company and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the reasonable opinion of the Collateral Trustee, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Collateral Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b)       use its reasonable efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary Governmental Approvals for the sale of the Collateral, as requested by the Collateral Trustee;

(c)       cause the Company to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d)       do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Trustee or the Secured Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 6.2 and consequently agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as reasonably determined by the Collateral Trustee in good faith) of such Collateral on the date the Collateral Trustee shall demand compliance with this Section 6.2, in which event, the Collateral Trustee shall transfer and assign any such Collateral in its possession to the Pledgor promptly following receipt of such damages.

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SECTION 6.3.   Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Trustee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Trustee be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4.   Application of Proceeds. All cash Proceeds received by the Collateral Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Trustee in accordance with Section 3.4 of the Collateral Trust Agreement. The Collateral Trustee shall not be obligated to apply or pay over for application noncash proceeds of collection or enforcement unless (a) the failure to do so would be commercially unreasonable, and (b) the affected party has provided the Collateral Trustee with a written demand to apply or pay over such noncash proceeds on such basis.

SECTION 6.5.   Warranties. The Collateral Trustee may sell the Collateral without giving any warranties or representations as to the Collateral. The Collateral Trustee may disclaim any warranties of title or the like. The Pledgor agrees that this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1.   Note Document. This Pledge Agreement is a Note Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2.   Binding on Successors, Transferees and Assigns; Assignment. This Pledge Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Pledgor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that the Pledgor shall not (unless otherwise expressly permitted under the terms of the Indenture or this Pledge Agreement) assign any of its obligations hereunder.

SECTION 7.3.   Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor from its obligations under this Pledge Agreement shall in any event be effective unless the same shall be in writing and signed by the Collateral Trustee in accordance with the Collateral Trust Agreement and the Pledgor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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SECTION 7.4.   Notices. Except as otherwise provided in this Pledge Agreement, all notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified on the signature pages of this Pledge Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party (in accordance with the procedures specified in the Indenture).

SECTION 7.5.   Release of Liens. The security interests granted herein shall be released (a) in accordance with Sections 4.1 and 4.4 of the Collateral Trust Agreement and (b) automatically upon the occurrence of the Termination Date. Upon any such release, the Collateral Trustee will, at the Pledgor’s sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Trustee hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such release.

SECTION 7.6.   No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.7.   Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions thereof.

SECTION 7.8.   Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.9.   Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE, SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

THIS WRITTEN AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 7.10.   Counterparts. This Pledge Agreement may be transmitted and/or signed by facsimile or other electronic transmission. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all parties hereto. The Collateral Trustee may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or electronically transmitted document or signature. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 7.11.   Intercreditor Agreement Controls.

(a)       Each Secured Party, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Secured Party.

(b)       Notwithstanding any other provision contained herein, this Pledge Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Pledge Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

(c)       Without limiting the foregoing, at any time prior to the Discharge of Priority Lien Obligations (as defined in the Intercreditor Agreement), any provision hereof requiring any Grantor to deliver possession of any Collateral to the Collateral Trustee, or to cause the Collateral Trustee to control any Collateral, shall be deemed to have been complied with, if and for so long as (i) the Intercreditor Agreement is in full force and effect and (ii) the Priority Lien Collateral Agent shall have such possession or control for the benefit of the Secured Parties and as bailee or sub-agent of the Collateral Trustee as provided in the Intercreditor Agreement.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR

ENERGY XXI USA, INC.

By:	/s/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Notice Address for Pledgor:

Energy XXI USA, Inc.
c/o Capitol Services, Inc.
1675 S. State St., Ste. B
Dover, DE 19901

with copy to:
1021 Main (One City Centre), Suite 2626
Houston, Texas 77002
Attention: Bruce Busmire
Telephone No.: 713-351-3033
Telecopier No.: 713-351-3333

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COLLATERAL TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Steven A. Finklea
Name: Steven A. Finklea
Title: Vice President

Notice address for Collateral Trustee:

5555 San Felipe St., Suite 1150
Houston, Texas 77056
Attention: Mauri J. Cowen
Telephone: 713-235-9206
Facsimile: 713-235-9213

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SCHEDULE I

			Common Stock
Company	Cert. #	# of Shares	Authorized Shares	Outstanding Shares	% of Shares Pledged
Energy XXI Gulf Coast, Inc.	1, 2	101,000	1,000,000	101,000	100%

SCHEDULE II

(1)	Legal Name of Pledgor: Energy XXI USA, Inc.

(2)	State of Organization of Pledgor: Delaware

(3)	Organizational ID Number of Pledgor: 4106695